Exhibit 5.1

February 15, 2006

News America Incorporated

1211 Avenue of the Americas

New York, New York 10036

News Corporation

c/o News America Incorporated

1211 Avenue of the Americas

New York, New York 10036

Re: Registration Statement on Form S-4 (SEC File No.     -     )

Ladies and Gentlemen:

We are acting as United States counsel to News Corporation, a Delaware corporation (“News Corporation”), FEG Holdings, Inc., a Delaware corporation (“FEG Holdings”), Fox Entertainment Group, Inc., a Delaware corporation (“Fox Entertainment”), News America Marketing FSI, LLC, a Delaware corporation (“FSI”), and News Publishing Australia Limited, a Delaware corporation (“NPAL,” and together with News Corporation, FEG Holdings, Fox Entertainment and FSI, the “U.S. Guarantors”), in connection with the registration statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance by News America Incorporated (“NAI”) of up to US$1,150,000,000 aggregate principal amount of NAI’s 6.40% Senior Notes due 2035 (the Exchange Notes”) in exchange for like amounts of NAI’s outstanding 6.40% Senior Notes due 2035 (the “Original Notes”) and the related joint and several, irrevocable and unconditional guarantees of the Exchange Notes on an unsecured, senior basis by the U.S. Guarantors (the “Guarantees”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	Form of Exchange Notes and the related Guarantees.

3.	An executed copy of the Registration Rights Agreement, dated as of December 23, 2005, by and among NAI, the guarantors named therein and Citigroup Global Markets Inc., as initial purchaser (the “Registration Rights Agreement”)

4.	The Amended and Restated Indenture, dated as of March 24, 1993, as supplemented by the First Supplemental Indenture, dated as of May 20, 1993, the Second Supplemental Indenture, dated as of May 28, 1993, the Third Supplemental Indenture, dated as of July 21, 1993, the Fourth Supplemental Indenture, dated as of October 20, 1995, the Fifth Supplemental Indenture, dated as of January 8, 1998, the Sixth Supplemental Indenture, dated as of March 1, 1999, the Seventh Supplemental Indenture, dated as of February 14, 2001, the Eighth Supplemental Indenture, dated as of June 27, 2003, the Ninth Supplemental Indenture, dated as of November 12, 2004, the Tenth Supplemental Indenture, dated as of March 14, 2005 and the Eleventh Supplemental Indenture, dated as March 21, 2005 (as so supplemented, the “Indenture”), by and among NAI, News Corporation, the subsidiary guarantors named therein and The Bank of New York, as trustee (the “Trustee”).

News America Incorporated

News Corporation

February 15, 2006

5.	The Restated Certificate of Incorporation of News Corporation, as certified by the Secretary of State of the State of Delaware on February 14, 2006 and by the Secretary of News Corporation on the date hereof as being complete, accurate, and in effect.

6.	The Amended and Restated Bylaws of News Corporation, as certified by the Secretary of News Corporation on the date hereof as being complete, accurate, and in effect.

7.	Resolutions of the Executive Committee of the Board of Directors of News Corporation adopted by unanimous written consent dated December 22, 2005 as certified by the Secretary of News Corporation on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Exchange Notes and the registration of the Exchange Notes in connection with the exchange offer pursuant to the terms of the Registration Rights Agreement, and arrangements in connection therewith, and the ratification, confirmation and approval of the Tenth Supplemental Indenture, dated as of March 14, 2005, and arrangements in connection therewith, and the ratification, confirmation and approval of the Eleventh Supplemental Indenture, dated as of March 21, 2005, and arrangements in connection therewith.

8.	The Officers’ Certificate of News Corporation, dated December 22, 2005, creating the terms of the Guarantees under the Indenture.

9.	The Certificate of Incorporation of FEG Holdings, as certified by the Secretary of State of the State of Delaware on February 14, 2006 and by the Secretary of FEG Holdings on the date hereof as being complete, accurate, and in effect.

10.	The Bylaws of FEG Holdings, as certified by the Secretary of FEG Holdings on the date hereof as being complete, accurate, and in effect.

11.	Resolutions of the Board of Directors of FEG Holdings adopted by unanimous written consent dated December 22, 2005, as certified by the Secretary of FEG Holdings on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Exchange Notes, the registration of the Exchange Notes in connection with the exchange offer pursuant to the terms of the Registration Rights Agreement, and arrangements in connection therewith, and the ratification, confirmation and approval of the Tenth Supplemental Indenture, dated as of March 14, 2005, and arrangements in connection therewith, and the ratification, confirmation and approval of the Tenth Supplemental Indenture, dated as of March 14, 2005, and arrangements in connection therewith, and the ratification, confirmation and approval of the Eleventh Supplemental Indenture, dated as of March 21, 2005, and arrangements in connection therewith.

12.	The Officers’ Certificate of FEG Holdings, dated December 22, 2005, creating the terms of the Guarantees under the Indenture.

13.	The Certificate of Incorporation of Fox Entertainment, as certified by the Secretary of State of the State of Delaware on February 14, 2006 and by the Secretary of Fox Entertainment on the date hereof as being complete, accurate, and in effect.

14.	The Bylaws of Fox Entertainment, as certified by the Secretary of Fox Entertainment on the date hereof as being complete, accurate, and in effect.

15.	Resolutions of the Board of Directors of Fox Entertainment adopted by unanimous written consent dated December 22, 2005, as certified by the Secretary of Fox Entertainment on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Exchange Notes, the registration of the Exchange Notes in connection with the exchange offer pursuant to the terms of the Registration Rights Agreement, and arrangements in connection therewith, and the ratification, confirmation and approval of the Tenth Supplemental Indenture, dated as of March 14, 2005, and arrangements in connection therewith, and the ratification, confirmation and approval of the Eleventh Supplemental Indenture, dated as of March 21, 2005, and arrangements in connection therewith.

News America Incorporated

News Corporation

February 15, 2006

16.	The Officers’ Certificate of Fox Entertainment, dated December 22, 2005, creating the terms of the Guarantees under the Indenture.

17.	The Certificate of Incorporation of FSI, as certified by the Secretary of State of the State of Delaware on February 14, 2006 and by the Secretary of FSI on the date hereof as being complete, accurate, and in effect.

18.	The Bylaws of FSI, as certified by the Secretary of FSI on the date hereof as being complete, accurate, and in effect.

19.	Resolutions of the Board of Directors of FSI adopted by unanimous written consent dated November 29, 2004, as certified by the Secretary of FSI on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Exchange Notes, the registration of the Exchange Notes in connection with the exchange offer pursuant to the terms of the Registration Rights Agreement, and arrangements in connection therewith, and the ratification, confirmation and approval of the Tenth Supplemental Indenture, dated as of March 14, 2005, and arrangements in connection therewith, and the ratification, confirmation and approval of the Eleventh Supplemental Indenture, dated as of March 21, 2005, and arrangements in connection therewith.

20.	The Officers’ Certificate of FSI, dated December 22, 2005, creating the terms of the Guarantees under the Indenture.

21.	The Certificate of Incorporation of NPAL, as amended, as certified by the Secretary of the State of the State of Delaware on February 14, 2006 and by the Secretary of NPAL on the date hereof as being complete, accurate, and in effect.

22.	The Bylaws of NPAL, as certified by the Secretary of NPAL on the date hereof as being complete, accurate, and in effect.

23.	Resolutions of the Board of Directors of NPAL adopted by unanimous written consents dated November 29, 2004, as certified by the Secretary of NPAL on the date hereof as being complete, accurate, and in effect, relating to, among other things, the guarantee of the Exchange Notes, the registration of the Exchange Notes in connection with the exchange offer pursuant to the terms of the Registration Rights Agreement, and arrangements in connection therewith, and the ratification, confirmation and approval of the Tenth Supplemental Indenture, dated as of March 14, 2005, and arrangements in connection therewith, and the ratification, confirmation and approval of the Eleventh Supplemental Indenture, dated as of March 21, 2005, and arrangements in connection therewith.

24.	The Officers’ Certificate of NPAL, dated December 22, 2005, creating the terms of the Guarantees under the Indenture.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have assumed that (i) each of the parties to the Indenture and the Guarantees (other than the U.S.

News America Incorporated

News Corporation

February 15, 2006

Guarantors) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its respective obligations under the Indenture and the Guarantees, as applicable, (ii) each of the parties to the Indenture and the Guarantees (other than the U.S. Guarantors) has duly authorized, executed and delivered the Indenture and the Guarantees, as applicable, (iii) each of the parties to the Indenture and the Guarantees (other than the U.S. Guarantors) is duly organized, validly existing, and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation enforceable against all parties thereto (other than the U.S. Guarantors, as applicable), in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Indenture, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture or the Guarantees. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of (i) the Delaware General Corporation Law, as amended, and (ii) the law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms “Delaware General Corporation Law, as amended” and “the law of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting these laws. With respect to clause (ii) above, the opinion expressed herein is based on a review of those laws that, in our experience, are generally recognized as applicable to the transactions contemplated in the Documents.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) due delivery to NAI of the Original Notes in exchange for the Exchange Notes as specified in the Registration Rights Agreement, (iii) due execution, authentication, issuance and delivery of the Exchange Notes as provided in the Indenture, and (iv) due execution, issuance and delivery of the Guarantees as provided in the Indenture, the Guarantees will constitute legal and binding obligations of each of the U.S. Guarantors.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed above is also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.